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                                                                   EXHIBIT 10.36

                     AMENDMENT TWO TO THE LICENSE AGREEMENT
        BETWEEN SOUTHERN RESEARCH INSTITUTE, THE UAB RESEARCH FOUNDATION
                          AND INNOVACCINES CORPORATION
                               DATED AUGUST, 1998

         This amendment ("Amendment") is made by and between Southern Research Institute ("SRI"), The UAB Research Foundation ("UABRF") and DOR Vaccines, Inc. ("DOR") (formerly, Formulation Technologies ("FTI") on the ___ day of February 2003. SRI and The UABRF are sometimes collectively referred to as ("SRI/UABRF") herein.

                                    RECITALS

         WHEREAS, SRI/UABRF have entered into an existing license agreement with Vaxcel, Inc. ("Vaxcel"), dated August, 1998, relating to Oral Microsphere Technology (the "License Agreement");

         WHEREAS, Vaxcel has entered into an option agreement with Innovax dated January 27, 1999, to assign Vaxcel's rights under the License Agreement to Innovax Corporation (the "Option Agreement") and Innovax Corporation desires to exercise such option;

         WHEREAS, Innovax Corporation has changed its name to Innovaccines Corporation;

         WHEREAS, Formulation Technologies, Inc. has changed its name to DOR Vaccines, Inc.;

         WHEREAS, Formulation Technologies, Inc. and SRI have entered into a Confidentiality Agreement, dated November 20, 2002;

         WHEREAS, DOR BioPharma, Inc. ("DOR") sent to SRI/UABRF on November 20, 2002, documentation regarding the assignment of Elan Pharmaceuticals' ("Elan") interest in the Innovaccines Corporation ("Innovaccines") to DOR Vaccines, Inc., a subsidiary of DOR BioPharma, Inc. via its one hundred percent (100%) ownership of Corporation Technology Development, Inc.;

         WHEREAS, DOR desires to revise the License Agreement to expand the field of use to include pulmonary and nasal administration of microencapsulated anthrax, ricin and plague Antigens;

         WHEREAS, in consideration for the Consent to the Assignment of Elan's rights in amending the License Agreement ("License Agreement") between Vaxcel and SRI and UABRF to be assigned to DOR to expand the Field of the License Agreement to include pulmonary and nasal administration of microencapsulated anthrax, ricin and plague Antigens;

         NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants, and agreements hereinafter set forth, all parties to this Amendment Two the parties mutually agree to amend the License Agreement as follows as of December 20, 2002:

     1. Article I, "DEFINITIONS", Section 1.6 shall be amended to read as follows:

          "Fields" shall mean use of the Oral Microsphere Technology for oral delivery of Antigens to humans and animals, and (i) the exclusive rights to the pulmonary and

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          nasal administration of microencapsulated ricin Antigens to humans and animals, and (ii) the exclusive rights to pulmonary and nasal administration of microencapsulated plague Antigens to humans and animals and (iii) the non-exclusive rights to the pulmonary and nasal administration of microencapsulated anthrax Antigens to humans and animals . With the exception of pulmonary and nasal administration of microencapsulated anthrax, ricin and plague Antigens, Fields shall EXCLUDE other pulmonary and nasal administration of other antigens and specifically shall NOT include (a) use for the delivery of Antigens administered via injections, and all other modes of administration:
          and (b) use for delivery of compounds which are not Antigens by all modes of administration.

2. Article I, "DEFINITIONS", Section 1.11 shall be amended to read as follows:

          "Oral Microsphere Technology" shall mean certain inventions, patents, and patent applications related to oral vaccines comprised of intestinal-lymphoidal-tissue targetable microcapsules and related to pulmonary and nasal administration of microencapsulated anthrax, ricin and plague Antigens, which the entire right, title, and interest in and to are jointly owned by SRI and UABRF.

3.        Section 3.2 Revenue Sharing if DOR Sublicenses the Oral Microsphere
          Technology.

          Section 3.2(i) is deleted and replaced by the following:

          (i) For all sublicensing agreements executed by DOR for the Oral Microsphere Technology, DOR will receive 67% of Revenue and Southern will receive 33% of Revenue.

          The language of Section 3.2(ii) is deleted in its entirety. The parties recognize there will not be any reduction in the overall SRI portion of the Revenue under Section 3.2(i).

4.        New Section 3.3 Minimum Annual Payments Royalties.

          Section 3.3(i) Years 2002 and beyond (oral vaccines)

          As to oral vaccines, if the royalty paid by DOR to SRI under Article
          3.1 and the royalty portion of Revenue in years 2002 and beyond by DOR to SRI under Article 3.2 after commercialization of a Vaccine(s) by a Sublicensee(s) ("Royalty Revenue") during each twelve month calendar period starting the Year 2002 shall be less than the minimum royalty amounts ("Minimum Royalties) specified below, DOR agrees to pay SRI an amount equal to the difference between the Minimum Royalties specified below and the Royalties paid by DOR to SRI during such twelve month period. The Minimum Royalties shall be one hundred thirty thousand dollars ($130,000) for the Year 2002 to be paid December 31, 2002.

          Thereafter, the Minimum Royalties shall be increased by ten thousand dollars ($10,000) in each successive twelve-month period until all valid Oral Microsphere Technology Patents expire.

          Section 3.3(ii) Years 2003 and beyond (ricin vaccines)


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          As to ricin and the exclusive rights to pulmonary and nasal administration of microencapsulated ricin Antigens, if the royalty paid by DOR to SRI under Article 3.1 and the royalty portion of Revenue in years 2003 and beyond by DOR to SRI under Article 3.2 after commercialization of a Vaccine(s) by a Sublicensee(s) ("Royalty Revenue") during each twelve month calendar period starting the Year 2003 shall be less than the minimum royalty amounts ("Minimum Royalties) specified below, DOR agrees to pay SRI an amount equal to the difference between the Minimum Royalties specified below and the Royalties paid by DOR to SRI during such twelve month period. The Minimum Royalties shall be one hundred twenty thousand dollars ($120,000) for the Year 2003 to be paid December 31, 2003.

          Thereafter, the Minimum Royalties shall be increased by ten thousand dollars ($10,000) in each successive twelve-month period until all valid Oral Microsphere Technology Patents expire.

          Section 3.3(iii) Years 2003 and beyond (plague vaccines)

          As to plague and the exclusive rights to pulmonary and nasal administration of microencapsulated plague Antigens, if the royalty paid by DOR to SRI under Article 3.1 and the royalty portion of Revenue in years 2003 and beyond by DOR to SRI under Article 3.2 after commercialization of a Vaccine(s) by a Sublicensee(s) ("Royalty Revenue") during each twelve month calendar period starting the Year 2003 shall be less than the minimum royalty amounts ("Minimum Royalties) specified below, DOR agrees to pay SRI an amount equal to the difference between the Minimum Royalties specified below and the Royalties paid by DOR to SRI during such twelve month period. The Minimum Royalties shall be one hundred twenty thousand dollars ($120,000) for the Year 2003 to be paid December 31, 2003.

          Thereafter, the Minimum Royalties shall be increased by ten thousand dollars ($10,000) in each successive twelve-month period until all valid Oral Microsphere Technology Patents expire.

          Section 3.3(ii) Years 2003 and beyond (anthrax vaccines)

          As to anthrax and the non-exclusive rights to pulmonary and nasal administration of microencapsulated anthrax Antigens, if the royalty paid by DOR to SRI under Article 3.1 and the royalty portion of Revenue in years 2003 and beyond by DOR to SRI under Article 3.2 after commercialization of a Vaccine(s) by a Sublicensee(s) ("Royalty Revenue") during each twelve month calendar period starting the Year 2003 shall be less than the minimum royalty amounts ("Minimum Royalties) specified below, DOR agrees to pay SRI an amount equal to the difference between the Minimum Royalties specified below and the Royalties paid by DOR to SRI during such twelve month period. The Minimum Royalties shall be sixty thousand dollars ($60,000) for the Year 2003 to be paid December 31, 2003.

          Thereafter, the Minimum Royalties shall be increased by ten thousand dollars ($10,000) in each successive twelve-month period until all valid Oral Microsphere Technology Patents expire.

5.        New Section 3.13


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          DOR shall immediately pay SRI an up front, non-refundable payment of one hundred seventy five thousand dollars ($175,000) on the date of execution of the letter of intent executed between SRI/UABRF and DOR/DOR/Innovaccines on December 20, 2002, and one hundred seventy five thousand dollars ($175,000) on the date of execution of this Amendment Two to the License Agreement for the consent to assignment of Elan's rights to DOR and for expansion of the Field.

6.        Section 4.7 Manufacture and Supply of the Oral Microsphere Technology.

          Section 4.7(i) is deleted and replaced with the following:

          (i) At DOR's and/or sublicensees' cost and expense, SRI will have the first right but not the obligation, to supply DOR and/or the sublicensee(s) with the Oral Microsphere Technology manufactured according to specifications under Good Manufacturing Practices ("GMP") as defined by FDA for both preclinical and/or clinical testing ("Phase One, Two and Three"). However, nothing in this Agreement shall obligate DOR and/or the sublicensee(s) to source the Oral Microsphere Technology from SRI for preclinical and/or clinical testing if the cost, quality, speedy and other factors are not, in DOR and/or the sublicensee(s)' sole good faith judgment, in the best interest of the Development Program, in which case, DOR and/or the sublicensee(s) have the right to source the Oral Microsphere Technology for preclinical and/or clinical testing from persons other than SRI.

7. Section 4.12 Commercialization of At Least Two (2) Products under the License Agreement.

          DOR shall use its reasonable best efforts to commercialize at least two (2) Products under the License Agreement within five (5) years from the effective date of this Amendment Two to the License Agreement.

8.        Section 4.13 Scientific Advisory Agreement

          (i) A Scientific Advisory Agreement shall be entered in with SRI for three (3) years in which SRI shall provide to DOR an advisor to assist DOR in its development of the Product as defined in this License Agreement and/or other Products being developed by DOR. DOR shall pay Fifty Thousand Dollars ($50,000) per annum payment quarterly in advance said Scientific Advisory Agreement. Said Scientific Advisory Agreement shall be defined by a mutual agreement between the parties on a yearly basis. In particular, the parties shall within thirty (30) days prior to the end of year have an agreement as to the scope of said agreement.

          (ii) DOR shall immediately issue to SRI and/or UABRF fully vested options to acquire Two Hundred Thousand (200,000) Shares of DOR common stock which is the parent corporation for DOR vested over a ten (10) year period at an excess price of thirty-five cents ($.35) per share. The above options are based upon the continued performance of SRI as it relates to the Scientific Agreement referenced herein as well as the other obligations under this License Agreement.


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9.        Minimum Product, Process and Manufacturing Development

          DOR shall provide SRI with a minimum of two hundred and fifty thousand dollars ($250,000) of non-refundable sponsored research for the four
          (4) calendar years ending 2003, 2004, 2005 and 2006. Said sponsored research payment shall be made on or before March 1 of each year. The Parties shall, within 30 days prior to March 1 of each year, determine the objectives of the research program for each applicable year.

10.       Termination:

          The following language shall be added to Section 8.2(ii) of the License Agreement:

          DOR shall have the ability to termination any or all of the above mentioned Field under Section 3.3(ii), 3.3 (iii) of this Amendment, foreging any minimum royalty payments.

          IN WITNESS WHEREOF, the parties have executed this Amendment Two to the License Agreement by their duly authorized representatives for good and valuable consideration.



SOUTHERN RESEARCH INSTITUTE                 THE UAB RESEARCH FOUNDATION


By________________________________           By_______________________________

Title ____________________________          Title ____________________________

Date _____________________________          Date _____________________________


DOR VACCINES, INC.


By________________________________

Title ____________________________

Date _____________________________




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